CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



As independent public accountants, we hereby consent to the incorporation by reference in this Form N-14 filing of the Victory Portfolios of our auditors reports on the financial statements of Gradison Established Value Fund, Gradison Growth & Income Fund, Gradison Opportunity Value Fund and Gradison International Fund of Gradison Growth Trust dated May 6, 1998; Gradison Ohio Tax-Free Income Fund of Gradison-McDonald Custodian Trust dated July 28, 1998; Gradison U.S. Government Reserves of Gradison-McDonald Cash Reserves Trust dated October 23, 1998 and Gradison Government Income Fund of Gradison Custodian Trust dated January 30, 1998 and to all references to our firm included in or made a part of this Form N-14.



                                                         /s/ Arthur Andersen LLP
                                                             Arthur Andersen LLP

Cincinnati, Ohio
January 27, 1999